Schedule A

to

Management Agreement

for

J.P. Morgan Exchange-Traded Fund Trust

Fee Rates

(Amended as of November 16, 2023)

Name	Fee Rate
JPMorgan Active China ETF*	0.65%

JPMorgan Active Growth ETF	0.44%

JPMorgan Active Small Cap Value ETF*	0.74%

JPMorgan Active Value ETF	0.44%

JPMorgan ActiveBuilders Emerging Markets Equity ETF	0.33%

JPMorgan BetaBuilders Canada ETF	0.19%

JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF	0.19%

JPMorgan BetaBuilders Emerging Markets Equity ETF*	0.15%

JPMorgan BetaBuilders Europe ETF	0.09%

JPMorgan BetaBuilders International Equity ETF	0.07%

JPMorgan BetaBuilders Japan ETF	0.19%

JPMorgan BetaBuilders MSCI US REIT ETF	0.11%

JPMorgan BetaBuilders U.S. Mid Cap Equity ETF	0.07%

JPMorgan BetaBuilders U.S. Small Cap Equity ETF	0.09%

JPMorgan BetaBuilders U.S. TIPS 0-5 Year ETF**	0.07%

JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF*	0.07%

JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF*	0.07%

JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF*	0.07%

JPMorgan Carbon Transition U.S. Equity ETF	0.15%

JPMorgan Climate Change Solutions ETF	0.49%

JPMorgan Core Plus Bond ETF	0.40%

JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF	0.09%

JPMorgan Diversified Return Emerging Markets Equity ETF	0.44%

JPMorgan Diversified Return International Equity ETF	0.37%

JPMorgan Diversified Return U.S. Equity ETF	0.18%

JPMorgan Diversified Return U.S. Mid Cap Equity ETF	0.24%

JPMorgan Diversified Return U.S. Small Cap Equity ETF	0.29%

JPMorgan Equity Premium Income ETF	0.35%

A-1

JPMorgan BetaBuilders USD High Yield Corporate Bond ETF	0.15%

JPMorgan Income ETF	0.40%

JPMorgan International Bond Opportunities ETF	0.50%

JPMorgan International Growth ETF	0.55%

JPMorgan Municipal ETF	0.18%

JPMorgan Nasdaq Equity Premium Income ETF	0.35%

JPMorgan Short Duration Core Plus ETF	0.33%

JPMorgan Social Advancement ETF[1]	0.49%

JPMorgan Sustainable Consumption ETF[1]	0.49%

JPMorgan Sustainable Infrastructure ETF	0.49%

JPMorgan BetaBuilders U.S. Aggregate Bond ETF	0.03%

JPMorgan U.S. Dividend ETF	0.12%

JPMorgan U.S. Minimum Volatility ETF	0.12%

JPMorgan U.S. Momentum Factor ETF	0.12%

JPMorgan U.S. Quality Factor ETF	0.12%

JPMorgan U.S. Value Factor ETF	0.12%

JPMorgan Ultra-Short Income ETF	0.18%

JPMorgan Ultra-Short Municipal Income ETF	0.18%

JPMorgan USD Emerging Markets Sovereign Bond ETF	0.39%

JPMorgan Healthcare Leaders ETF***	0.65%

JPMorgan U.S. Tech Leaders ETF**	0.65%

JPMorgan International Value ETF**	0.55%

JPMorgan Global Select Equity ETF**	0.47%

JPMorgan Active Bond ETF**	0.30%

JPMorgan Hedged Equity Laddered Overlay ETF**	0.50%

*	Initial term continues until October 31, 2024
**	Initial term continues until February 28, 2025
***	Initial term continues until October 31, 2025

(signatures on following page)

[1]	To liquidate on or about December 22, 2023.

A-2

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:	/s/ Timothy J. Clemens
Name:	Timothy J. Clemens
Title:	Treasurer

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director

A-3